UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! NETFLIX, INC. 2022 Annual Meeting Vote by June 1, 2022 8:59 PM PT D73455-P65478 You invested in NETFLIX, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 2, 2022. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 19, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 2, 2022 3:00 PM Pacific Time Virtually at: www.virtualshareholdermeeting.com/NFLX2022 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. NETFLIX, INC. 2022 Annual Meeting Vote by June 1, 2022 8:59 PM PT Voting Items Board Recommends 1. To elect four Class II directors to hold office until the 2025 Annual Meeting of Stockholders. Nominees: 1a. Timothy Haley [    ] For 1b. Leslie Kilgore [    ] For 1c. Strive Masiyiwa [    ] For 1d. Ann Mather [    ] For 2. Management Proposal: Declassification of the Board of Directors. [    ] For 3. Management Proposal: Elimination of Supermajority Voting Provisions. [    ] For 4. Management Proposal: Creation of a New Stockholder Right to Call a Special Meeting. For [    ] 5. Ratification of Appointment of Independent Registered Public Accounting Firm. For [    ] 6. Advisory Approval of Executive Officer Compensation. For [    ] 7. Stockholder Proposal entitled, “Proposal 7 - Simple Majority Vote,” if properly presented at the meeting. Against [X] 8. Stockholder Proposal entitled, “Proposal 8 - Lobbying Activity Report,” if properly presented at the meeting. [X] Against NOTE: Such other business as may properly come before the meeting or any adjournment thereof. D73456-P65478